UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

NewLink Genetics Corporation

(Exact name of registrant as specified in its charter)

Delaware	42-1491350
(State of incorporation or organization)	(I.R.S. Employer Identification no.)

2503 South Loop Drive
Ames, Iowa	50010
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
Common Stock, $0.01 par value per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which the form relates: 333-171300

Securities to be registered pursuant to Section 12(g) of the Act:

Not applicable

(Title of class)

Item 1.           Description of Registrant’s Securities to be Registered.

A description of the common stock, $0.01 par value per share, of NewLink Genetics Corporation, a Delaware corporation (the “Registrant”), to be registered hereunder is contained in the section entitled “Description of Capital Stock” in the prospectus included in the Registrant’s Form S-1 Registration Statement (File No. 333-171300), initially filed with the Securities and Exchange Commission (the “Commission”) on December 21, 2010, as amended from time to time (the “Registration Statement”), and is incorporated herein by reference.  Any form of prospectus subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that constitutes part of the Registration Statement shall be deemed to be incorporated herein by reference.

The Registrant’s common stock has been approved for listing on the NASDAQ Global Market of under the symbol “NLNK.”

Item 2.           Exhibits.

Under the instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on the NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NEWLINK GENETICS CORPORATION

Date: November 8, 2011	By:	/s/ Charles J. Link, Jr.
Charles J. Link, Jr.
Chief Executive Officer, Chairman of the Board and Director